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                                                        Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of our reports dated February 21, 1997 (except for Notes 6 and 5, as to which the date is March 31, 1997) included in Amendment No. 5 to Form 10-K/A for the year ended December 31, 1996 in this Form S-4 of Coventry Corporation.



                                                  /s/ ARTHUR ANDERSEN LLP


Nashville, Tennessee
February 19, 1998